Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Yatsen Holding Limited

(Adopted by Special Resolution passed on September 11, 2020)

1.	The name of the Company is Yatsen Holding Limited.

2.

The registered office of the Company shall be situated at the offices of Maricorp Services Ltd., P.O. Box 2075, #31 The Strand, 46 Canal Point Drive, Grand Cayman KY1-1105, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (As Amended), or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The share capital of the Company is US$50,000 divided into: (i) 2,737,958,194 voting Class A Ordinary Shares of a nominal or par value of US$0.00001 each, (ii) 960,852,606 voting Class B Ordinary Shares of a nominal or par value of US$0.00001 each, (iii) 260,210,920 voting redeemable Series Seed Preferred Shares of a nominal or par value of US$0.00001 each, (iv) 66,667,000 voting redeemable Series A-1 Preferred Shares of a nominal or par value of US$0.00001 each, (v) 131,987,050 voting redeemable Series A-2 Preferred Shares of a nominal or par value of US$0.00001 each, (vi) 14,503,820 voting redeemable Series B-1 Preferred Shares of a nominal or par value of US$0.00001 each, (vii) 171,289,239 voting redeemable Series B-2 Preferred Shares of a nominal or par value of US$0.00001 each, (viii) 85,351,118 voting redeemable Series B-3 Preferred Shares of a nominal or par value of US$0.00001 each, (ix) 87,075,383 voting redeemable Series B-3+ Preferred Shares of a nominal or par value of US$0.00001 each, (x) 273,340,565 voting redeemable Series C Preferred Shares of a nominal or par value of US$0.00001 each, (xi) 66,432,971 voting redeemable Series D Preferred Shares of a nominal or par value of US$0.00001 each, (xii) 144,331,134 voting redeemable Series E Preferred Shares of a nominal or par value of US$0.00001 each, with power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (As Amended).

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (As Amended) and, subject to the provisions of the Companies Law (As Amended) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Yatsen Holding Limited

(Adopted by Special Resolution passed on September 11, 2020)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Additional Ordinary Shares”	has the meaning given in Article 16(a)(iii) below.

“Affiliate”	means, with respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and without limiting the generality of the foregoing, (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of the Investor, shall include (i) any Controlling shareholder of such Investor, (ii) any entity or individual which has a direct or indirect Controlling interest in such Controlling shareholder referred to in (i) above (including, any general partner or limited partner, or any fund manager thereof, if any) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor, any Controlling shareholder or any fund manager referred to in (i) and (ii) above, (iv) a child, brother, sister, parent, or spouse of any individual referred to in (ii) above, and (v) any trust controlled by or held for the benefit of such persons referred to in (i) to (iv) above. For the avoidance of doubt, the Investor shall not be deemed to be an Affiliate of any Group Company.

“Articles”	means these Articles as originally framed or as from time to time altered by Special Resolution.

“Auditor”	means the person performing the duties of auditors of the Company (if any).

“Banyan”	means Banyan Fund III and Banyan Fund III-A.

“Banyan Fund III”	means Banyan Partners Fund III, L.P

“Banyan Fund III-A”	means Banyan Partners Fund III-A, L.P..

“Board”	means the board of directors of the Company.

“Boyu”	means Passion Marbles Limited.

“Carlyle”	means CGI IX Investments.

“Class A Ordinary Shares”	means the class A ordinary shares in the capital of the Company with a par value of US$0.00001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Class B Ordinary Shares”	means the class B ordinary shares in the capital of the Company with a par value of US$0.00001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Closing”	shall have the meaning as defined in the Purchase Agreements.

“CMC”	means CMC Pandora Holdings Limited.

“Control”	with respect of a Person, means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors or equivalent body of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Company”	means the above named company.

“Conversion Price”	has the meaning given in Article 15(a) below.

“Convertible Securities”	has the meaning given in Article 16(a) below.

“Cosmetics Company”	means Guangzhou Yatsen Cosmetics Co., Ltd. (广州逸仙化妆品有限公司), a limited liability company incorporated under the laws of the PRC.

“CYW HoldCo”	means Maybe Cat Holding Limited.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Director”	means a director serving on the Board and shall include an alternate Director appointed in accordance with these Articles.

“dividend”	includes an interim dividend and bonus issues.

“Ecommerce Company”	means Guangzhou Yatsen Ecommerce Co., Ltd. (广州逸仙电子商务有限公司), a limited liability company incorporated under the laws of the PRC.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2004 Revision).

“ESOP”	has the meaning given in Article 16(a)(iii)(B) below.

“Founders”	means HUANG Jinfeng ( 黄 锦 峰 , with PRC ID ***), LYU Jianhua (吕建华, with PRC ID ***), and CHEN Yuwen (陈宇文, with PRC ID ***) collectively, and each, a “Founder”.

“Founder Holdcos”	means the HJF Holdco, the LJH Holdco and the CYW Holdco collectively, and each, a “Founder Holdco”.

“Group Companies”	means collectively the Company, the HK Company, the PRC Companies, and any subsidiaries (controlled either by equity or contract or otherwise) of any of the foregoing, and each, a “Group Company”.

“Hillhouse”	means HH SPR-XIII Holdings Limited, HH PDI Holdings Limited, HH SUM XXXIVV Holdings Limited and HH SUM XXXVIII Holdings Limited.

“HK Company”	means Yatsen (HK) Limited, a limited liability company incorporated in the Hong Kong Special Administrative Region of the PRC.

“Hony Capital”	means United Aspect and United Strength.

“Hopu”	means Green Earth Company Limited.

“HJF HoldCo”	means Slumdunk Holding Limited.

“Hupo”	means Perfect Key Global Limited.

“Yellow Bee”	means Yellow Bee Limited. To the avoidance of any doubt, Yellow Bee Limited shall for all purposes not be deemed as a Founder Holdco, Key Holder or any other form of Affiliates of the Founders, despite any equity securities in the Yellow Bee Limited held by HUANG Jinfeng.

“Investors”	means collectively the Series Seed Investors, the Series A-1 Investors, the Series A-2 Investors, the Series B-1 Investors, the Series B-2 Investors, the Series B-3 Investor, the Series B-3+ Investors, the Series C Investors, the Series D Investors, and the Series E Investors and each an “Investor”.

“Investor Directors”	has the meaning given in Article 70 below.

“Junior Preferred Issue Price”	means (i) with respect to the Series Seed Preferred Shares, the Series Seed Issue Price; (ii) with respect to the Series A-1 Preferred Shares, the Series A-1 Issue Price; and (iii) with respect to the Series A-2 Preferred Shares, the Series A-2 Issue Price.

“Junior Preferred Preference Amount”	has the meaning given in Article 127(g) below.

“Junior Preferred Redemption Price”	has the meaning given in Article 18(h)(ii) below.

“Junior Preferred Shares”	means collectively the Series Seed Preferred Shares, the Series A-1 Preferred Shares and the Series A-2 Preferred Shares.

“LJH HoldCo”	means Icecrystou Holding Limited.

“Longhu”	means LFC Investment Hong Kong Limited.

“LVC”	means Loyal Valley Capital Advantage Fund II LP, LVC Beauty LP and Golden Valley Global Limited.

“Majority Preferred Holders”	means the holders holding of more than fifty percent (50%) of the voting power of the then outstanding Preferred Shares (voting together as a single class and calculated on as-converted basis) held by all holders of Preferred Shares.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the Eighth Amended and Restated Memorandum of Association of the Company, as originally framed or as from time to time altered by Special Resolution.

“month”	means a calendar month.

“Observer” or “Observers”	has the meaning ascribed to it in Article 70.

“Options”	has the meaning given in Article 16(a)(i) below.

“Ordinary Resolution”

means a resolution:

(a) passed by Members holding a simple majority of all the Members’ votes who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, subject to Article 19; or

(b) approved in writing by all Members entitled to vote in person or, where proxies are allowed, by proxy at a general meeting of the Company in one or more instruments each signed by one or more of the Members.

“Ordinary Shares”	means collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“paid-up”	means paid-up and/or credited as paid-up.

“Person”	means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC”	means the People’s Republic of China, which for the purpose of these Articles shall not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

“PRC Companies”	shall have the meaning ascribed to it in the Shareholders Agreement.

“Preferred Shares”	means collectively, the Series Seed Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares, the Series B-3+ Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, and the Series E Preferred Shares.

“Preferred Issue Price”	means (i) with respect to the Series Seed Preferred Shares, the Series Seed Issue Price; (ii) with respect to the Series A-1 Preferred Shares, the Series A-1 Issue Price; (iii) with respect to the Series A-2 Preferred Shares, the Series A-2 Issue Price; (iv) with respect to the Series B-1 Preferred Shares, the Series B-1 Issue Price; (v) with respect to the Series B-2 Preferred Shares, the Series B-2 Issue Price, (vi) with respect to the Series B-3 Preferred Shares, the Series B-3 Issue Price, (vii) with respect to the Series B-3+ Preferred Shares, the Series B-3+ Issue Price, (viii) with respect to the Series C Preferred Shares, the Series C Issue Price, (ix) with respect to the Series D Preferred Shares, the Series D Issue Price, and (x) with respect to the Series E Preferred Shares, the Series E Issue Price, as applicable.

“Principal Business”	means the business of cosmetics E-commerce.

“Purchase Agreements”	means collectively, (i) the Share Purchase Agreement dated as of August 23, 2020 by and among the Company, Carlyle and certain other parties thereto (as amended); (ii) the Share Purchase Agreement dated as of August 23, 2020 by and among the Company, WP and certain other parties thereto (as amended); (iii) the Share Purchase Agreement dated as of September 11, 2020 by and among the Company, LVC and certain other parties thereto; (iv) the Share Purchase Agreement dated as of September 11, 2020 by and among the Company, HH PDI Holdings Limited, HH SUM XXXIVV Holdings Limited, HH SUM XXXVIII Holdings Limited and certain other parties thereto; (v) the Share Purchase Agreement dated as of September 11, 2020 by and among the Company, Tiger and certain other parties thereto; (vi) the Share Purchase Agreement dated as of September 11, 2020 by and among the Company, United Strength and certain other parties thereto; (vii) the Share Purchase Agreement dated as of September 11, 2020 by and among the Company, CMC and certain other parties thereto; (viii) the Share Purchase Agreement dated as of September 11, 2020 by and among the Company, Boyu and certain other parties thereto; (ix) the Share Purchase Agreement dated as of September 11, 2020 by and among the Company, Hopu and certain other parties thereto; and (x) the Share Purchase Agreement dated as of September 11, 2020 by and among the Company, Longhu and certain other parties thereto.

“Qualified IPO”	means a public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) registered under the Securities Act and, provided that if such public offering is consummated on or after the end of twelve (12) months from the Closing, with an implied pre-money valuation of US$5,000,000,000 or more, or in a similar public offering of Ordinary Shares in a jurisdiction and on an internationally recognized securities exchange or inter-dealer quotation system outside of the United States of America, including the Stock Exchange of Hong Kong Limited, provided that such public offering is at least equivalent to the aforementioned in terms of valuation.

“Register of Members”	means the Company’s register of members maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Redemption Price”	means (i) with respect to the Series B-1 Preferred Shares, the Series B-1 Redemption Price; (ii) with respect to the Series B-2 Preferred Shares, the Series B-2 Redemption Price; (iii) with respect to the Series B-3 Preferred Shares, the Series B-3 Redemption Price; (iv) with respect to the Series B-3+ Preferred Shares, the Series B-3+ Redemption Price; (v) with respect to the Series C Preferred Shares, the Series C Redemption Price, (vi) with respect to the Series D Preferred Shares, the Series D Redemption Price, (vii) with respect to the Series E Preferred Shares, the Series E Redemption Price and (viii) with respect to the Junior Preferred Shares, the Junior Preferred Redemption Price.

“Redemption Notice”	has the meaning given in Article 18(i) below.

“registered office”	means the registered office for the time being of the Company, as may be changed by resolution of the Directors.

“Requisite Investor Directors”	means at least four (4) Investor Directors.

“Restricted Share Agreement”	means the Sixth Amended and Restated Restricted Share Agreement dated as of September 11, 2020 by and among the Company, the Founders, the Founder Holdcos and the Investors.

“Restricted Company”	means the Company, the HK Company, the Ecommerce Company, the Cosmetics Company, Huizhi Weimei (Guangzhou) Commercial and Trading Co., Ltd. (汇智为美(广州)商贸有限公司) or any other Group Company Controlled by any of the foregoing, whose assets (including intellectual property) shall account for all or substantially all of the assets (including intellectual property) of the foregoing.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act”	means the Securities Act of 1933 of the United States, as amended from time to time, including any successor statutes.

“Series A-1 Investor”	means Zhen Partners Fund IV, L.P., for so long as such Series A-1 Investor holds any issued and outstanding Series A-1 Preferred Shares. To the avoidance of any doubt, Zhen Partners Fund IV, L.P. shall be deemed as Series A-1 Investor solely with respect to the Series A-1 Preferred Shares held by it.

“Series A-1 Issue Price”	means US$0.0150 per Series A-1 Preferred Share, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series A-1 Preferred Shares”	means the voting redeemable series A-1 preferred shares in the capital of the Company with a par value of US$0.00001 each, having the rights, preferences, privileges and restrictions set out in these Articles.

“Series A-2 Investors”	means Zhen Partners Fund IV, L.P., United Aspect, Tiger, Hopu, Boyu and CMC, and each a “Series A-2 Investor”, for so long as such Series A-2 Investor holds any issued and outstanding Series A-2 Preferred Shares. To the avoidance of any doubt, each of the Series A-2 Investors shall be deemed as a Series A-2 Investor solely with respect to the Series A-2 Preferred Shares held by it.

“Series A-2 Issue Price”	means (i) with respect to Series A-2 Preferred Shares held by Zhen Partners Fund IV, L.P. and United Aspect, US$0.02074 per Series A-2 Preferred Share, (ii) with respect to the Series A-2 Preferred Shares held by Tiger, Hopu and CMC, US$1.0615 per Series A-2 Preferred Share; (iii) with respect to 1,460,005 Series A-2 Preferred Shares held by Boyu, US$1.0615 per Series A-2 Preferred Share; and (iv) with respect to 27,923,992 Series A-2 Preferred Shares held by Boyu, US$1.1173 per Series A-2 Preferred Share; as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series A-2 Preferred Shares”	means the voting redeemable series A-2 preferred shares in the capital of the Company with a par value of US$0.00001 each, having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B Investors”	means collectively the Series B-1 Investors, the Series B-2 Investors, the Series B-3 Investor and the Series B-3+ Investors.

“Series B Preferred Shares”	means collectively the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares, and the Series B-3+ Preferred Shares.

“Series B-1 Investors”	means Banyan Fund III and Banyan Fund III-A collectively, and each, a “Series B-1 Investor”, for so long as such Series B-1 Investor holds any issued and outstanding Series B-1 Preferred Shares. To the avoidance of any doubt, Banyan Fund III shall be deemed as Series B-1 Investor solely with respect to the Series B-1 Preferred Shares held by it; Banyan Fund III-A shall be deemed as Series B-1 Investor solely with respect to the Series B-1 Preferred Shares held by it.

“Series B-1 Issue Price”	means US$0.0622 per Series B-1 Preferred Share, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series B-1&B-2 Original Issue Date”	means the date of the first sale and issuance of the Series B-1 Preferred Shares and Series B-2 Preferred Shares

“Series B-1 Preference Amount”	has the meaning given in Article 127(f) below.

“Series B-1 Preferred Shares”	means the voting redeemable series B-1 preferred shares in the capital of the Company with a par value of US$0.00001 each, having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B-1 Redemption Price”	has the meaning given in Article 18(g)(ii) below.

“Series B-2 Investors”	means Banyan Fund III, Banyan Fund III-A, Zhen Partners Fund IV, L.P. and United Aspect collectively, and each a “Series B-2 Investor”, for so long as such Series B-2 Investor holds any issued and outstanding Series B-2 Preferred Shares. To the avoidance of any doubt, Zhen Partners Fund IV, L.P. shall be deemed as Series B-2 Investor solely with respect to the Series B-2 Preferred Shares held by it; United Aspect shall be deemed as Series B-2 Investor solely with respect to the Series B-2 Preferred Shares held by it; Banyan Fund III shall be deemed as Series B-2 Investor solely with respect to the Series B-2 Preferred Shares held by it; Banyan Fund III-A shall be deemed as Series B-2 Investor solely with respect to the Series B-2 Preferred Shares held by it.

“Series B-2 Issue Price”	means US$0.0655 per Series B-2 Preferred Share, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series B-2 Preference Amount”	has the meaning given in Article 127(f) below.

“Series B-2 Preferred Shares”	means the voting redeemable series B-2 preferred shares in the capital of the Company with a par value of US$0.00001 each, having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B-2 Redemption Price”	has the meaning given in Article 18(f)(ii) below.

“Series B-3 Investor”	means HH SPR-XIII Holdings Limited, for so long as such Series B-3 Investor holds any issued and outstanding Series B-3 Preferred Shares.

“Series B-3 Issue Price”	means US$0.0820 per Series B-3 Preferred Share, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series B-3 Original Issue Date”	means the date of the first sale and issuance of the Series B-3 Preferred Shares.

“Series B-3 Preference Amount”	has the meaning given in Article 127(e) below.

“Series B-3 Preferred Shares”	means the voting redeemable series B-3 preferred shares in the capital of the Company with a par value of US$0.00001 each, having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B-3 Redemption Price”	has the meaning given in Article 18(e)(ii) below.

“Series B-3+ Investors”	means HH SPR-XIII Holdings Limited, Banyan Fund III and Banyan Fund III-A, collectively, and each a “Series B-3+ Investor”, for so long as such Series B-3+ Investor holds any issued and outstanding Series B¬3+ Preferred Shares. To the avoidance of any doubt, Banyan Fund III shall be deemed as Series B-3+ Investor solely with respect to the Series B-3+ Preferred Shares held by it; Banyan Fund III-A shall be deemed as Series B-3+ Investor solely with respect to the Series B-3+ Preferred Shares held by it; HH SPR-XIII Holdings Limited shall be deemed as Series B-3+ Investor solely with respect to the Series B-3+ Preferred Shares held by it.

“Series B-3+ Issue Price”	means US$0.1740 per Series B-3+ Preferred Share, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series B-3+ Original Issue Date”	means the date of the first sale and issuance of the Series B-3+ Preferred Shares.

“Series B-3+ Preference Amount”	has the meaning given in Article 127(d) below.

“Series B-3+ Preferred Shares”	means the voting redeemable series B-3+ preferred shares in the capital of the Company with a par value of US$0.00001 each, having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B-3+ Redemption Price”	has the meaning given in Article 18(d)(ii) below.

“Series C Investors”	means Hopu, Hupo, HH PDI Holdings Limited, CMC, VMG, Yellow Bee, Banyan Fund III, Banyan Fund III-A and Zhen Fund COV LLC collectively, and each a “Series C Investor”, for so long as such Series C Investor holds any issued and outstanding Series C Preferred Shares. To the avoidance of any doubt, each of the Series C Investors shall be deemed as Series C Investor solely with respect to the Series C Preferred Shares held by it.

“Series C Issue Price”	means US$0.5644 per Series C Preferred Share, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series C Original Issue Date”	means the date of the first sale and issuance of the Series C Preferred Shares. To the avoidance of any doubt, (i) with respect to 31,002,054 Series C Preferred Shares held by HH PDI Holdings Limited, 4,428,865 Series C Preferred Shares held by Banyan Fund III, 2,214,432 Series C Preferred Shares held by Hopu, 1,328,659 Series C Preferred Shares held by Hupo, 885,773 Series C Preferred Shares held by Yellow Bee, the Series C Original Issue Date shall be September 11, 2020; (ii) with respect to 17,715,459 Series C Preferred Shares held by HH PDI Holdings Limited, 4,428,865 Series C Preferred Shares held by CMC, 1,882,267 Series C Preferred Shares held by Banyan Fund III, 332,165 Series C Preferred Shares held by Banyan Fund III-A, 2,158,407 Series C Preferred Shares held by VMG Partners IV, L.P., 56,025 Series C Preferred Shares held by VMG Partners Mentors Circle IV, L.P., the Series C Original Issue Date shall be April 27, 2020; and (iii) with respect to the other Series C Preferred Shares, the Series C Original Issue Date shall be July 26, 2019.

“Series C Preference Amount”	has the meaning given in Article 127(c) below.

“Series C Preferred Shares”	means the voting redeemable series C preferred shares in the capital of the Company with a par value of US$0.00001 each, having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C Redemption Price”	has the meaning given in Article 18(c)(ii) below.

“Series D Investors”	means Tiger, Hopu, Boyu, Longhu, HH PDI Holdings Limited, VMG Partners IV, L.P., VMG Partners Mentors Circle IV, L.P., Banyan Fund III, and Banyan Fund III-A collectively, and each a “Series D Investor”, for so long as such Series D Investor holds any issued and outstanding Series D Preferred Shares. To the avoidance of any doubt, each of the Series D Investors shall be deemed as Series D Investor solely with respect to the Series D Preferred Shares held by it.

“Series D Issue Price”	means US$1.1173 per Series D Preferred Share, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series D Original Issue Date”	means the date of the first sale and issuance of the Series D Preferred Shares

“Series D Preference Amount”	has the meaning given in Article 127(b) below.

“Series D Preferred Shares”	means the voting redeemable series D preferred shares in the capital of the Company with a par value of US$0.00001, each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series D Redemption Price”	has the meaning given in Article 18(b)(ii) below.

“Series E Investors”	means WP, Carlyle, LVC, HH SUM XXXIVV Holdings Limited, HH SUM XXXVIII Holdings Limited, Tiger, United Strength, CMC, Boyu, Hopu and Longhu collectively, and each a “Series E Investor”, for so long as such Series E Investor holds any issued and outstanding Series E Preferred Shares. For the avoidance of any doubt, each of the Series E Investors shall be deemed as Series E Investor with respect to the Series E Preferred Shares held by it.

“Series E Issue Price”	means US$1.5799 per Series E Preferred Share, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series E Original Issue Date”	means the date of the first sale and issuance of the Series E Preferred Shares.

“Series E Preference Amount”	has the meaning given in Article 127(a) below.

“Series E Preferred Shares”	means the voting redeemable series E preferred shares in the capital of the Company with a par value of US$0.00001, each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series E Redemption Price”	has the meaning given in Article 18(a)(ii) below.

“Series Seed Investor”	means Zhen Partners Fund IV, L.P., Tiger, Hopu, Boyu, CMC, HH PDI Holdings Limited, Longhu, WP, Carlyle, LVC, United Strength, Hopu and Yellow Bee, and each a “Series Seed Investor”, for so long as such Series Seed Investor holds any issued and outstanding Series Seed Preferred Shares. To the avoidance of any doubt, each of the Series Seed Investors shall be deemed as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it.

“Series Seed Issue Price”	means (i) with respect to Series Seed Preferred Shares held by Zhen Partners Fund IV, L.P., US$0.0050 per Series Seed Preferred Share, (ii) with respect to 26,342,928 Series Seed Preferred Shares held by Tiger, 5,214,304 Series Seed Preferred Shares held by Hopu, 26,694,298 Series Seed Preferred Shares held by Boyu, 16,928,449 Series Seed Preferred Shares held by CMC, 42,959,988 Series Seed Preferred Shares held by HH PDI Holdings Limited and 2,355,262 Series Seed Preferred Shares held by Longhu, US$1.0615 per Series Seed Preferred Share; with respect to the other Series Seed Preferred Shares held by Tiger, Hopu, Boyu, CMC, HH PDI Holdings Limited and Longhu, US$1.5009 per Series Seed Preferred Share; (iii) with respect to the Series Seed Preferred Shares held by WP, Carlyle, LVC and United Strength, US$1.5009 per Series Seed Preferred Share and (iv) with respect to the Series Seed Preferred Shares held by Yellow Bee and Hupo, US$0.00001 per Series Seed Preferred Share; as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions.

“Series Seed Preferred Shares”	means the voting redeemable series seed preferred shares in the capital of the Company with a par value of US$0.00001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Shares”	means collectively, the Ordinary Shares and the Preferred Shares.

“Shareholders Agreement”	means the Seventh Amended and Restated Shareholders Agreement dated September 11, 2020 by and among the Group Companies, the Founders, the Founder Holdcos and the Investors.

“Share Premium Account”	means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Special Resolution”

means a special resolution passed in accordance with Section 60 of the Companies Law (As Amended), namely:

(a) passed by a majority of at least two-thirds (2/3) of the votes held by such Member, who, as being entitled to do so, vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given, subject to Article 19; or

(b) approved in writing by 100% of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members.

“Statute”	means the Companies Law (2018 Revision) of the Cayman Islands, including any amendment thereto.

“Tiger”	means Internet Fund V Pte. Ltd.

“Trade Sale”	means (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of any Restricted Company, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of any Restricted Company, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of any Restricted Company or a majority of the voting power of any Restricted Company; or (iv) a merger, consolidation or other business combination of the Restricted Company with or into any other business entity in which the shareholders of such Restricted Company immediately prior to such merger, consolidation or business combination hold, immediately after such merger, consolidation or business combination shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

“Transaction Documents”	means the Purchase Agreements, the Shareholders Agreement, the Restricted Share Agreement, these Articles, any other agreements to which the Company is a party and the execution of which is contemplated hereunder or thereunder.

“Transfer”	means, with respect to any securities or capital of any Person, when used as a verb, to sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right therein.

“United Aspect”	means United Aspect Limited.

“United Strength”	means United Strength York Limited.

“VMG”	means VMG Partners IV, L.P. and VMG Partners Mentors Circle IV, L.P..

“WP”	means Bowenite Gem Investments Ltd.

“Zhen Fund”	means Zhen Partners Fund IV, L.P. and Zhen Fund COV LLC.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Headings are inserted for reference only and shall be ignored in construing these Articles.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.(a)

Each Member shall be entitled to a share certificate. Share certificates evidencing shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares evidenced thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

(b)

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be sufficient delivery to all of them.

5.

If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6A.

Subject to the relevant provisions, if any, in the Memorandum and these Articles, and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares:

(a)

The Directors may allot, issue, grant options over or otherwise dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

(b)

The Board may issue warrants to subscribe for any class or series of shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

(c)

The Directors may issue shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

6B.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

CLASS A ORDINARY SHARES AND CLASS B ORDINARY SHARES

7A.

Unless otherwise provided in the Shareholders Agreement or herein, the holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at general meetings of the Company.

7B.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof. The right to convert shall be exercisable by such holder of the Class B Ordinary Share delivering a written notice to the Company, notifying that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares.

7C.

Any number of Class B Ordinary Shares held by any Founder thereof through his Founder Holdco will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:

(a)

any direct or indirect Transfer of such number of Class B Ordinary Shares by such Founder, his Founder Holdco or any transferee of such Founder and his Founder Holdco as described in clause (a)(i) below, to any Person except that such transferee is (i) the Founder’s parents, children or spouse, a company wholly owned by such persons, each acting in concert with such Founder, or trusts for the benefit of such persons or the Founder solely for bona fide estate planning purposes, or (ii) another Founder being employed by a Group Company who has not violated the applicable laws, the Transaction Documents or any other contract or arrangement between him and one or more holders of the Preferred Shares; or

(b)	termination of the employment relationship between such Founder and the Group Companies for whatever reason.

7D.	Subject to Article 7C, any Ordinary Shares issued to any Founder or Founder Holdco after adoption of these Articles shall be Class B Ordinary Shares.

7E.

Any conversion of a Class B Ordinary Share into a Class A Ordinary Share pursuant to these Articles shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share or such other means permitted by the Statute and these Articles and approved by the Majority Preferred Holders.

7F.	A Class A Ordinary Share is not convertible into a Class B Ordinary Share under any circumstances.

7G.

Save and except for voting rights and conversion rights as set out in Articles 7A to 7E (inclusive), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

7H.

HUANG Jinfeng hereby covenants and undertakes to each Investor (other than Yellow Bee) that he shall Control Yellow Bee. Notwithstanding anything to the contrary contained herein, despite that all or part of the equity securities of Yellow Bee may be held or controlled by any Founder or whether there is any other form of arrangement between Yellow Bee and any Founder, Yellow Bee shall for all purposes under these Articles remain as a Series Seed Investor and/or a Series C Investor and a holder of Series Seed Preferred Shares and/or Series C Preferred Shares, as applicable, and not as Founder Holdco or any Affiliates to any Founder. For the avoidance of doubt, any Preferred Share held by Yellow Bee shall be converted in certain number of Class A Ordinary Shares upon conversion made pursuant to these Articles.

TRANSFER OF SHARES

8.

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.

9.

The Directors, subject to and in accordance with contractual commitments regarding the transfer of shares that the Company may from time to time have, may decline to register any transfer of shares in violation of such commitments.

10.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

REDEEMABLE SHARES

11.	(a)	Subject to the provisions of the Statute and in accordance with these Articles, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company, subject always to Board consent. The redemption of such Shares shall be effected in accordance with these Articles or in such manner as the Company may, by Special Resolution, determine before the issuance of such shares.

(b)

Subject to the provisions of the Statute and Articles 18, 19 and 127, the Company may purchase its own shares (including any redeemable shares), provided that the Board shall have approved the manner of purchase in writing. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12.     (a)        Reserved.

(b)

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one or more persons holding or representing in person or by proxy at least a majority of the votes conferred to the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

13.

The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.

The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly paid-up shares. The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF PREFERRED SHARES

15.	The holders of the Preferred Shares shall have conversion rights as follows:

(a)

Right to Convert Preferred Shares. Unless converted earlier pursuant to Article 15(b) below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of adoption of these Articles into such number of fully paid and non-assessable Class A Ordinary Shares as determined by dividing the applicable Preferred Issue Price by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Preferred Shares (the “Conversion Price”) shall initially be the applicable Preferred Issue Price per Class A Ordinary Share. Such initial Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles.

(b)

Automatic Conversion. Without any action being required by the holder of Preferred Shares or whether or not the certificate representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective applicable Conversion Price upon (i) the closing of the Qualified IPO, or (ii) with respect to the Series Seed Preferred Shares, the written consent of the holders of at least fifty percent (50%) of the Series Seed Preferred Shares (calculated on an as-converted basis); with respect to the Series A-1 Preferred Shares, the written consent of the holders of at least fifty percent (50%) of the Series A-1 Preferred Shares; with respect to the Series A-2 Preferred Shares, the written consent of the holders of at least fifty percent (50%) of the Series A-2 Preferred Shares (calculated on an as-converted basis); with respect to the Series B-1 Preferred Shares, the written consent of the holders of at least fifty percent (50%) of the Series B-1 Preferred Shares (calculated on an as-converted basis); with respect to the Series B-2 Preferred Shares, the written consent of the holders of at least fifty percent (50%) of the Series B-2 Preferred Shares (calculated on an as-converted basis); with respect to the Series B-3 Preferred Shares, the written consent of the holders of at least fifty percent (50%) of the Series B-3 Preferred Shares (calculated on an as-converted basis); with respect to the Series B-3+ Preferred Shares, the written consent of the holders of at least fifty percent (50%) of the Series B-3+ Preferred Shares (calculated on an as-converted basis); with respect to the Series C Preferred Shares, the written consent of the holders of at least seventy-five percent (75%) of the Series C Preferred Shares (calculated on an as-converted basis) (the “Majority Series C Preferred Holders”); with respect to the Series D Preferred Shares, the written consent of the holders of at least fifty (50%) of the Series D Preferred Shares (calculated on an as-converted basis) (the “Majority Series D Preferred Holders”); with respect to the Series E Preferred Shares, the written consent of the holders of at least fifty percent (50%) of the Series E Preferred Shares (calculated on an as-converted basis) (the “Majority Series E Preferred Holders”). In the event of the automatic conversion of the Preferred Shares upon the Qualified IPO as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

(c)

Mechanics of Conversion. No fractional Class A Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder of such fractional shares would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price.

(i)

In the event of an optional conversion pursuant to Article 15(a), before any holder of the Preferred Shares shall be entitled to convert the same into Class A Ordinary Shares and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of the Preferred Shares a certificate or certificates for the number of Class A Ordinary Shares to which such holder shall be entitled as aforesaid and a check payable to such holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Class A Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Preferred Shares to be converted, and the person or persons entitled to receive the Class A Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Ordinary Shares on such date.

(ii)

In the event of an automatic conversion pursuant to Article 15(b), all holders of the Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of the Qualified IPO be the latest practicable date immediately prior to the closing of the Qualified IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 15. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of the Preferred Shares shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Class A Ordinary Shares to which such holder is entitled pursuant to this Article 15 and a cheque denominated in U.S. dollars payable to such holder in the amount of any cash amounts payable as a result of a conversion into fractional Class A Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Class A Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Class A Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing the Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Class A Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)

The Directors of the Company may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Class A Ordinary Shares. For the purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Class A Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes.

ADJUSTMENTS TO CONVERSION PRICE

16. (a) Special Definitions. For purposes of this Article 16, the following definitions shall apply:

(i)	“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)	“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)

“Additional Ordinary Shares” (each, an “Additional Ordinary Share”) shall mean all Ordinary Shares (including reissued shares) issued (or, pursuant to Article 16(c), deemed to be issued) by the Company after the date of adoption of these Articles, other than:

(A)	any Ordinary Shares issued upon conversion of the Preferred Shares authorized herein;

(B)

any Ordinary Shares (and/or options or warrants therefor) (as adjusted for share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event) issued to officers, directors, employees and consultants of the Company pursuant to a share grant, option plan, purchase plan or other employee stock incentive programs or arrangement approved by the Board (the “ESOP”);

(C)	any Ordinary Shares issued as a dividend or distribution or any event for which adjustment is made pursuant to Article 16(f) or 16(g) hereof;

(D)	any Ordinary Shares issued in connection with any share split, share dividend, reclassification or other similar event;

(E)	any Ordinary Shares issued pursuant to the IPO; and

(F)	any Ordinary Shares issued upon the exercise, conversion or exchange of any outstanding options.

(b)

No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Ordinary Shares unless the issue price per share for an Additional Ordinary Share, being not less than par value, issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of and immediately prior to such issue.

(c)

Deemed Issue of Additional Ordinary Shares. In the event the Company at any time or from time to time after the date of adoption of these Articles shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) of this Article 16(c) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the issue price per share (determined pursuant to Article 16(e) hereof) of such Additional Ordinary Shares would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(i)

no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(v)

in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)

Adjustment of the Conversion Price upon Issuance of Additional Ordinary Shares below Conversion Price. In the event that after the date of adoption of these Articles the Company shall issue Additional Ordinary Shares without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall (except as otherwise provided in this Article 16) be reduced, concurrently with such issue, to a price equal to the price per share (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula.

CP2 = CP1 * (A + B) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1)	CP2 shall mean the applicable Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

(2)	CP1 shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

(3)

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of, conversion or exchange of Options or Convertible Securities then outstanding immediately prior to such issue;

(4)

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(5)	“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(e)	Determination of Consideration. For purposes of this Article 16, the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

(i)	Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board (including the consents of the Requisite Investor Directors); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both such Additional Ordinary Shares and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board (including the consents of the Requisite Investor Directors).

(ii)

Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 16(c), relating to Options and Convertible Securities, shall be determined by dividing

(A)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(B)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of the Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of the Preferred Shares.

(h)

Adjustments for Reclassification, Exchange and Substitution. If the Class A Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes or series of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Class A Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

(i)

No Impairment. The Company will not, by amendment of the Memorandum and these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of the applicable Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of the applicable Preferred Shares.

(k)	Miscellaneous.

(i)	All calculations under this Article 16 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)

No adjustment in the Conversion Price needs to be made if such adjustment would result in a change in the Conversion Price of less than US$0.00001. Any adjustment of less than US$0.00001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.00001 or more in the Conversion Price.

NOTICES OF RECORD DATE

17.	Subject to and without prejudice to Article 19, in the event that the Company shall propose at any time:

(a)

to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)	to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up,

then, in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(a)

at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(b)

in the case of the matters referred to in (c) and (d) above, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Shares at the address for each such holder as shown on the books of the Company.

REDEMPTION

18.	The holders of the Preferred Shares shall have redemption rights as follows:

(a)	Redemption rights of the holders of the Series E Preferred Shares

(i) Time.

At any time after (i) the fourth (4th) anniversary of the Series D Original Issue Date, provided that prior to such time, the Company has not completed a Qualified IPO nor a Trade Sale, (ii) the occurrence of any of the following: (A) breach of the non-competition covenants under the Shareholders Agreement by HUANG Jinfeng; (B) non-disclosure of off-the-book revenues to the Investors or embezzlement by HUANG Jinfeng of corporate funds of the Group Companies; (C) cessation of principal business operations of the Group Companies taken as a whole for more than three (3) months due to violation of applicable PRC laws by finally binding and non-appealable decisions of competent governmental authorities; and (D) (x) breach of Article 19 hereof or Section 9 (Protective Provisions) of the Shareholders Agreement in form of consummating activities by the Group Companies without obtaining prior written consent of the Majority Preferred Holders, the Majority Series E Preferred Holders, or the Requisite Investor Directors, as applicable, (y) breach of Section 4.2 (Sale of Restricted Shares; Noticed of Sale) of the Shareholders Agreement, (z) breach of Section 7.1 (Use of Proceeds) of the Purchase Agreements which would result or reasonably be expected to result in a Material Adverse Effect (as defined in such Purchase Agreements), and in each case of clauses (x) to (z), such breach has not been cured within one (1) month after receipt of written notice from the Investors or Investor Directors, as applicable, (iii) breach of the Transaction Documents by any Founder due to fraud of such Founder as awarded or convicted by finally binding and non-appealable decision of arbitration or court, or (iv) any redemption request made by other holders of Preferred Shares pursuant to these Articles, then at the request of any holder of the Series E Preferred Shares, the Company shall redeem all of the outstanding Series E Preferred Shares as requested by such holder.

(ii) Series E Redemption Price.

The redemption price for each Series E Preferred Share (the “Series E Redemption Price”) shall be equal to 100% of the applicable Series E Issue Price, plus an annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued thereon from the Series E Original Issue Date through the date on which the applicable Series E Redemption Price has been fully paid-up, and plus all declared but unpaid dividends thereon up to the date on which the applicable Series E Redemption Price has been fully paid up.

(b)	Redemption rights of the holders of the Series D Preferred Shares

(i) Time.

At any time after (i) the fourth (4th) anniversary of the Series D Original Issue Date, provided that prior to such time, the Company has not completed a Qualified IPO nor a Trade Sale, (ii) the occurrence of any of the following: (A) breach of the non-competition covenants under the Shareholders Agreement by HUANG Jinfeng; (B) non-disclosure of off-the-book revenues to the Investors or embezzlement by HUANG Jinfeng of corporate funds of the Group Companies; (C) cessation of principal business operations of the Group Companies taken as a whole for more than three (3) months due to violation of applicable PRC laws by finally binding and non-appealable decisions of competent governmental authorities; and (D) (x) breach of Article 19 hereof or Section 9 (Protective Provisions) of the Shareholders Agreement in form of consummating activities by the Group Companies without obtaining prior written consent of the Majority Preferred Holders, the Majority Series D Preferred Holders, or the Requisite Investor Directors, as applicable, (y) breach of Section 4.2 (Sale of Restricted Shares; Noticed of Sale) of the Shareholders Agreement, (z) breach of Section 7.1 (Use of Proceeds) of the applicable share purchase agreements entered into by and among the Company, the Series D Investors and certain other parties thereto (the “Series D Purchase Agreements”) which would result or reasonably be expected to result in a Material Adverse Effect (as defined in such Series D Purchase Agreement), and in each case of clauses (x) to (z), such breach has not been cured within one (1) month after receipt of written notice from the Investors or Investor Directors, as applicable, (iii) breach of the Transaction Documents by any Founder due to fraud of such Founder as awarded or convicted by finally binding and non-appealable decision of arbitration or court, or (iv) any redemption request made by other holders of Preferred Shares pursuant to these Articles, then at the request of any holder of the Series D Preferred Shares, the Company shall redeem all of the outstanding Series D Preferred Shares as requested by such holder.

(ii) Series D Redemption Price.

The redemption price for each Series D Preferred Share (the “Series D Redemption Price”) shall be equal to 100% of the applicable Series D Issue Price, plus an annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued thereon from the Series D Original Issue Date through the date on which the applicable Series D Redemption Price has been fully paid-up, and plus all declared but unpaid dividends thereon up to the date on which the applicable Series D Redemption Price has been fully paid up.

(c)	Redemption rights of the holders of the Series C Preferred Shares

(i) Time.

At any time after (i) the fourth (4th) anniversary of the Series D Original Issue Date, provided that prior to such time, the Company has not completed a Qualified IPO nor a Trade Sale, (ii) the occurrence of any of the following: (A) breach of the non-competition covenants under the Shareholders Agreement by HUANG Jinfeng; (B) non-disclosure of off-the-book revenues to the Investors or embezzlement by HUANG Jinfeng of corporate funds of the Group Companies; (C) cessation of principal business operations of the Group Companies taken as a whole for more than three (3) months due to violation of applicable PRC Laws by finally binding and non-appealable decisions of competent governmental authorities; and (D) (w) breach of Article 19 hereof or Section 9 (Protective Provisions) of the Shareholders Agreement in form of consummating activities by the Group Companies without obtaining prior written consent of the Majority Preferred Holders, the Majority Series C Preferred Holders, or the Requisite Investor Directors, as applicable, (x) breach of Section 4.2 (Sale of Restricted Shares; Noticed of Sale) of the Shareholders Agreement, (y) breach of Section 7.1 (Use of Proceeds) of the series C preferred share purchase agreement dated as of 26 July, 2019 by and among the Company, the Series C Investors and certain other parties thereto (the “Series C Purchase Agreement”), which would result or reasonably be expected to result in a Material Adverse Effect (as defined in the Series C Purchase Agreement), (z) as to HH PDI Holdings Limited , CMC, Banyan or VMG, breach of Section 7.1 (Use of Proceeds) of the applicable share purchase agreement dated as of April 27, 2020 by and among the Company, such Investor and certain other parties thereto, which would result or reasonably be expected to result in a Material Adverse Effect (as defined in such purchase agreement), and in each case of clauses (w) to (z), such breach has not been cured within one (1) month after receipt of written notice from the Investors or Investor Directors, as applicable, (iii) breach of the Transaction Documents by any Founder due to fraud of such Founder as awarded or convicted by finally binding and non-appealable decision of arbitration or court, or (iv) any redemption request made by other holders of Preferred Shares pursuant to these Articles, then at the request of any holder of the Series C Preferred Shares, the Company shall redeem all of the outstanding Series C Preferred Shares as requested by such holder.

(ii) Series C Redemption Price.

The redemption price for each Series C Preferred Share (the “Series C Redemption Price”) shall be equal to 100% of the applicable Series C Issue Price, plus an annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued thereon from the applicable Series C Original Issue Date through the date on which the applicable Series C Redemption Price has been fully paid-up, and plus all declared but unpaid dividends thereon up to the date on which the applicable Series C Redemption Price has been fully paid up.

(d)	Redemption rights of the holders of the Series B-3+ Preferred Shares

(i) Time.

At any time after (i) the fifth (5th) anniversary of the Series B-3+ Original Issue Date, provided that prior to such time, the Company has not completed a Qualified IPO nor a Trade Sale, (ii) the occurrence of any of the following: (A) breach of the non-competition covenants under the Shareholders Agreement by HUANG Jinfeng; (B) non-disclosure of off-the-book revenues to the Investors or embezzlement by HUANG Jinfeng of corporate funds of the Group Companies; (C) cessation of principal business operations of the Group Companies taken as a whole for more than three (3) months due to violation of applicable PRC laws by finally binding and non-appealable decisions of competent governmental authorities; and (D) breach of Article 19 or Section 9 of the Shareholders Agreement in form of consummating activities by the Group Companies without obtaining prior written consent of the Majority Preferred Holders, the holders of at least fifty percent (50%) of then issued and outstanding Series B-3+ Preferred Shares (calculated on an as-converted basis) (the “Majority Series B-3+ Preferred Holders”), or the Requisite Investor Directors, as applicable, and such breach has not been cured within 30 Business Days (as defined in the Purchase Agreement) after receipt of written notice from the Investors or Investor Directors whose consent is required thereunder, or (iii) any redemption request made by other holders of Preferred Shares pursuant to these Articles, then at the request of any holder of the Series B-3+ Preferred Shares, the Company shall redeem all of the outstanding Series B-3+ Preferred Shares as requested by such holder.

(ii) Series B-3+ Redemption Price.

The redemption price for each Series B-3+ Preferred Share (the “Series B-3+ Redemption Price”) shall be equal to 100% of the applicable Series B-3+ Issue Price, plus an annual compounded return of 10% accrued thereon from the Series B-3+ Original Issue Date through the date on which the applicable Series B-3+ Redemption Price has been fully paid-up, and plus all declared but unpaid dividends thereon up to the date on which the applicable Series B-3+ Redemption Price has been fully paid up.

(e)	Redemption rights of the holders of the Series B-3 Preferred Shares

(i) Time.

At any time after (i) the fifth (5th) anniversary of the Series B-3 Original Issue Date, provided that prior to such time, the Company has not completed a Qualified IPO nor a Trade Sale, (ii) the occurrence of any of the following: (A) breach of the non-competition covenants under the Shareholders Agreement by HUANG Jinfeng; (B) non-disclosure of off-the-book revenues to the Investors or embezzlement by HUANG Jinfeng of corporate funds of the Group Companies; (C) cessation of principal business operations of the Group Companies taken as a whole for more than three (3) months due to violation of applicable PRC laws by finally binding and non-appealable decisions of competent governmental authorities; and (D) breach of Article 19 or Section 9 of the Shareholders Agreement in form of consummating activities by the Group Companies without obtaining prior written consent of the Majority Preferred Holders, the Majority Series B-3 Preferred Holders (as defined below) or the Requisite Investor Directors, as applicable, and such breach has not been cured within 30 Business Days after receipt of written notice from the Investors or Investor Directors whose consent is required thereunder, or (iii) any redemption request made by other holders of Preferred Shares pursuant to these Articles, then at the request of any holder of the Series B-3 Preferred Shares, the Company shall redeem all of the outstanding Series B-3 Preferred Shares as requested by such holder.

(ii) Series B-3 Redemption Price.

The redemption price for each Series B-3 Preferred Share (the “Series B-3 Redemption Price”) shall be equal to 100% of the applicable Series B-3 Issue Price, plus an annual compounded return of 10% accrued thereon from the Series B-3 Original Issue Date through the date on which the applicable Series B-3 Redemption Price has been fully paid-up, and plus all declared but unpaid dividends thereon up to the date on which the applicable Series B-3 Redemption Price has been fully paid up.

(f)	Redemption rights of the holders of the Series B-2 Preferred Shares

(i) Time.

At any time after (i) the fourth (4th) anniversary of the Series D Original Issue Date, or (ii) any redemption request made by other holders of Preferred Shares pursuant to these Articles, provided that prior to such time, the Company has not completed a Qualified IPO nor has there been a Trade Sale, then at the request of any holders of the Series B-2 Preferred Share, the Company shall redeem all or portion of the outstanding Series B-2 Preferred Shares held by such holder.

(ii) Series B-2 Redemption Price.

The redemption price for each Series B-2 Preferred Share (the “Series B-2 Redemption Price”) shall be equal to 100% of the applicable Series B-2 Issue Price, plus an annual compounded return of 10% accrued thereon from the Series B-2 Original Issue Date through the date on which the applicable Series B-2 Redemption Price has been fully paid-up, and plus all declared but unpaid dividends thereon up to the date on which the applicable Series B-2 Redemption Price has been fully paid up.

(g)	Redemption rights of the holders of the Series B-1 Preferred Shares

(i) Time.

At any time after (i) the fourth (4th) anniversary of the Series D Original Issue Date, or (ii) any redemption request made by other holders of Preferred Shares pursuant to these Articles, provided that prior to such time, the Company has not completed a Qualified IPO nor has there been a Trade Sale, then at the request of any holders of the Series B-1 Preferred Share, the Company shall redeem all or portion of the outstanding Series B-1 Preferred Shares held by such holder.

(ii) Series B-1 Redemption Price.

The redemption price for each Series B-1 Preferred Share (the “Series B-1 Redemption Price”) shall be equal to 100% of the applicable Series B-1 Issue Price, plus an annual compounded return of 10% accrued thereon from the Series B-1 Original Issue Date through the date on which the applicable Series B-1 Redemption Price has been fully paid-up, and plus all declared but unpaid dividends thereon up to the date on which the applicable Series B-1 Redemption Price has been fully paid up.

(h)	Redemption rights of the holders of the Junior Preferred Shares

(i) Time.

At any time after (i) the fourth (4th) anniversary of the Series D Original Issue Date, or (ii) any redemption request made by other holders of Preferred Shares pursuant to these Articles, provided that prior to such time, the Company has not completed a Qualified IPO nor has there been a Trade Sale, then at the request any holders of the Junior Preferred Shares, the Company shall redeem all or portion of the outstanding Junior Preferred Shares held by such holder.

(ii) Junior Preferred Redemption Price.

The redemption price for each outstanding Junior Preferred Share (the “Junior Preferred Redemption Price”) shall be equal to 100% of the applicable Junior Preferred Issue Price, plus an annual compounded return of 10% accrued thereon from the Disbursement Date through the date on which the applicable Junior Preferred Redemption Price has been fully paid-up, and plus all declared but unpaid dividends thereon up to the date on which the applicable Junior Preferred Redemption Price has been fully paid up.

For the purpose of this Article 18 and Article 127(f) below, the “Disbursement Date” shall refer to: (i) with respect to the Series Seed Preferred Shares and the Series A-1 Preferred Shares held by Zhen Partners Fund IV, L.P., August 1, 2017; (ii) with respect to the Series A-2 Preferred Shares held by United Aspect, October 20, 2017; (iii) with respect to US$590,051 paid by Zhen Partners Fund IV, L.P. for part of the Series A-2 Preferred Shares held by it, October 20, 2017, and with respect to US$212,042 paid by Zhen Partners Fund IV, L.P. for the remaining part of the Series A-2 Preferred Shares held by it, the Series B-1 Original Issue Date; (iv) with respect to 26,342,928 Series Seed Preferred Shares held by Tiger, 5,214,304 Series Seed Preferred Shares held by Hopu and 16,928,449 Series Seed Preferred Shares held by CMC, and the Series A-2 Preferred Shares held by Tiger, Hopu and CMC, March 25, 2020; with respect to 2,871,833 Series Seed Preferred Shares held by Tiger, 172,948 Series Seed Preferred Shares held by Hopu and 667,192 Series Seed Preferred Shares held by CMC, September 11, 2020; (v) with respect to 5,214,304 Series Seed Preferred Shares and 1,460,005 Series A-2 Preferred Shares held by Boyu, March 25, 2020, with respect to 27,923,992 Series A-2 Preferred Shares held by Boyu, April 27, 2020, with respect to 21,479,994 Series Seed Preferred Shares held by Boyu, July 29, 2020, and with respect to 656,779 Series Seed Preferred Shares held by Boyu, September 11, 2020; (vi) with respect to 42,959,988 Series Seed Preferred Shares held by HH PDI Holdings Limited, 2,355,262 Series Seed Preferred Shares held by Longhu, 1,593,457 Series Seed Preferred Shares held by Hupo and 4,850,541 Series Seed Preferred Shares held by Yellow Bee, April 27, 2020; (vii) with respect to 3,733,491 Series Seed Preferred Shares held by HH PDI Holdings Limited, 574,366 Series Seed Preferred Shares held by Longhu, and the Series Seed Preferred Shares held by WP, Carlyle, LVC and United Strength, September 11, 2020.

(i)	Procedure.

(i) The applicable holders of Preferred Shares shall exercise their redemption right provided herein by delivering a written notice signed by such holders (the “Redemption Notice”) to the Company and other holders of Preferred Shares, notifying the Company and the other holders of Preferred Shares the number of the Preferred Shares that they request the Company to redeem. With respect to any holder that holds the same class of Preferred Shares issued on different dates desires to redeem a portion but not all of such class of Preferred Shares, such holder shall state in the Redemption Notice the number of Preferred Shares and the corresponding issue date recorded on the register of members of the Company. On the sixtieth (60th) day after receiving the Redemption Notice (or such other date as agreed between the Company and such holders), the Company shall redeem all Preferred Shares subject to such redemption by paying the applicable Redemption Price in cash to such holders. If the Company’s funds legally available for any redemption of the Preferred Shares pursuant hereto are insufficient to permit the payment of the Redemption Price in full in respect of each Preferred Share required to be redeemed, (i) such assets and funds of the Company shall be used firstly to pay the aggregate amount of the Series E Redemption Price ratably among the redeeming holders of the Series E Preferred Shares in proportion to the full Series E Redemption Price each such holder is otherwise entitled to receive in accordance with Article 18(a) above, (ii) after full payment is made with respect to all Series E Preferred Shares requested to be redeemed, the remaining assets and funds of the Company shall be used firstly to pay the aggregate amount of the Series D Redemption Price ratably among the redeeming holders of the Series D Preferred Shares in proportion to the full Series D Redemption Price each such holder is otherwise entitled to receive in accordance with Article 18(b) above, (iii) after full payment is made with respect to all Series E Preferred Shares and Series D Preferred Shares requested to be redeemed, the remaining assets and funds of the Company shall be used firstly to pay the aggregate amount of the Series C Redemption Price ratably among the redeeming holders of the Series C Preferred Shares in proportion to the full Series C Redemption Price each such holder is otherwise entitled to receive in accordance with Article 18(c) above, (iv) after full payment is made with respect to all Series E Preferred Shares, Series D Preferred Shares and Series C Preferred Shares requested to be redeemed, the remaining assets and funds of the Company shall be used firstly to pay the aggregate amount of the Series B-3+ Redemption Price ratably among the redeeming holders of the Series B-3+ Preferred Shares in proportion to the full Series B-3+ Redemption Price each such holder is otherwise entitled to receive in accordance with Article 18(d) above, (v) after full payment is made with respect to all Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B-3+ Preferred Shares requested to be redeemed, the remaining assets and funds of the Company shall be used to pay the aggregate amount of the Series B-3 Redemption Price ratably among the redeeming holders of the Series B-3 Preferred Shares in proportion to the full Series B-3 Redemption Price each such holder is otherwise entitled to receive in accordance with Article 18(e) above, (vi) after full payment is made with respect to all Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B-3+ Preferred Shares, and Series B-3 Preferred Shares requested to be redeemed, the remaining assets and funds of the Company legally available shall be used to pay the aggregate amount of the Series B-2 Redemption Price and Series B-1 Redemption Price ratably among the redeeming holders of the Series B-2 Preferred Shares and Series B-1 Preferred Shares in proportion to the full Series B-2 Redemption Price or Series B-1 Redemption Price (if applicable) each holder is otherwise entitled to receive in accordance with Article 18(f) and Article 18(g) above, (vii) after full payment is made with respect to all Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B-3+ Preferred Shares, Series B-3 Preferred Shares, Series B-2 Preferred Shares and Series B-1 Preferred Shares, the remaining assets and funds of the Company legally available shall be used to pay the aggregate amount of the Junior Preferred Redemption Price ratably among the redeeming holders of the Junior Preferred Shares in proportion to the full Junior Preferred Redemption Price each such holder is otherwise entitled to receive in accordance with Article 18(h) above. Without limiting any rights of the holders of Preferred Shares which are set forth herein, or are otherwise available under applicable law, the balance of any Redemption Shares hereunder with respect to which the Company has become obligated to pay the applicable amount of the aggregate Redemption Price but which it has not paid in full shall not be redeemed until the Company has paid in full the redemption payment required with respect to the redemption of such shares, and prior to such payment and redemption, such shares shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to dividends) which such shares had prior to such date.

(ii) If the Company fails to redeem any Preferred Shares on its due date for redemption then, each of the redeeming holders of the Preferred Shares may choose to, at its sole discretion, either (i) request the unpaid Redemption Price to accrue interest daily (on the basis of a 365-day year) at a rate of fifteen percent (15%) per annum, commencing on such due date for redemption until the date of the payment of all the Redemption Price and accrued interest hereunder, or (ii) request each of the Founder Holdcos to pledge all the Shares held by the applicable Founder Holdco ratably to each of the redeeming holders of the Preferred Shares with respect to the full amount of the redemption payment due but not paid to such holder.

(iii) Before any holder of Preferred Shares shall be entitled for redemption under the provisions of this Article 18, such holder shall surrender his or her certificate or certificates representing such Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the applicable Redemption Price shall be immediately payable to the order of the person whose name appears on such certificate or certificates as the owner of such Shares and each such certificate shall be cancelled. In the event less than all the Shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed Shares.

PROTECTIVE PROVISIONS

19.

(i) For so long as any Preferred Shares are outstanding, the following acts of the Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the Majority Preferred Holders. For the purpose of this Article 19, the term “Company” means, the Company itself as well as any and all the subsidiaries of the Company (including but not limited to the other Group Companies), to the extent and where applicable.

(a) create, issue, or increase the authorized or designated number of, any shares or any other securities convertible into equity securities of the Company having rights, preferences or privileges on parity with or senior to the Series E Preferred Shares including but not limited to liquidation, redemption or dividend rights or privileges;

(b) any action that increases, reduces or cancels the authorized number of any class or series of shares of the Company, or the number of the authorized or issued share capital of any Group Company, or that authorizes, creates, issues, or repurchases, redeems, or retires any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants except for any issuance under the ESOP or any repurchase pursuant to the Shareholders Agreement, the Restricted Share Agreement or these Articles;

(c) any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager, or the winding up, liquidation, bankruptcy or insolvency of any Group Company; or a Trade Sale;

(d) pay or declare any dividend or make any distribution of dividends or other distributions solely on any Ordinary Shares;

(e) any change in the maximum number of directors of the Company, or any variation of any rights or privileges enjoyed by the Board under the Shareholders Agreement or these Articles;

(f) approval, amendment or termination of the ESOP; and

(g) any amendment or change of these Articles or other charter documents of any Group Company which adversely affects the rights, preferences, privileges or powers of Preferred Shares, which for the avoidance of doubt, shall not include any amendment or change of the Restated Articles necessary for or as a result of actions approved pursuant to other items under this Article 19.

Notwithstanding anything to the contrary contained herein, if the Members voted in favor of such act listed in clause (a) to (g) above, but the Majority Preferred Holders have voted against any such act, such Majority Preferred Holders who voted against such act shall carry the number of votes equal to such votes held by all Members who voted in favor of such resolution plus one (1).

(ii) In addition to such other limitations as may be provided in these Articles,

(a) any disproportionate or unfair change of rights, privileges and preference of the Series Seed Preferred Shares entitled by the holders of the Series Seed Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series Seed Preferred Holders;

(b) any disproportionate or unfair change of rights, privileges and preference of the Series A Preferred Shares entitled by the holders of the Series A Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series A Preferred Holders;

(c) any disproportionate or unfair change of rights, privileges and preference of the Series B-1 Preferred Shares and Series B-2 Preferred Shares entitled by the holders of the Series B-1 Preferred Shares and Series B-2 Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series B-1 and B-2 Preferred Holders;

(d) any disproportionate or unfair change of rights, privileges and preference of the Series B-3 Preferred Shares entitled by the holders of the Series B-3 Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series B-3 Preferred Holders;

(e) any disproportionate or unfair change of rights, privileges and preference of the Series B-3+ Preferred Shares entitled by the holders of the Series B-3+ Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series B-3+ Preferred Holders;

(f) any disproportionate or unfair change of rights, privileges and preference of the Series C Preferred Shares entitled by the holders of the Series C Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series C Preferred Holders;

(g) any disproportionate or unfair change of rights, privileges and preference of the Series D Preferred Shares entitled by the holders of the Series D Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series D Preferred Holders; and

(h) any disproportionate or unfair change of rights, privileges and preference of the Series E Preferred Shares entitled by the holders of the Series E Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series E Preferred Holders.

Notwithstanding anything to the contrary contained herein, any amendment of any provision of the Transaction Documents that affects any Investor disproportionately as compared to other holders of Preferred Shares holding the same class or series of shares of the Company shall additionally require the prior written consent of such Investor.

Notwithstanding anything to the contrary contained herein, if the Members voted in favor of such act listed in clause (a) to (h) above, but the Majority Series Seed Preferred Holders, the Majority Series A Preferred Holders, the Majority Series B-1 and B-2 Preferred Holders, the Majority Series B-3 Preferred Holders, the Majority Series B-3+ Preferred Holders, the Majority Series C Preferred Holders, the Majority Series D Preferred Holders, or the Majority Series E Preferred Holders, as applicable, have voted against any such act, such majority of holders of the particular series of Preferred Shares who voted against such act shall carry the number of votes equal to such votes held by all Members who voted in favor of such resolution plus one (1).

(iii) In addition to such other limitations as may be provided in these Articles, any of the following acts of any Group Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written consent of a majority of the Directors, including the Requisite Investor Directors:

(a) the extension of any loan to any director, officer or employee of any Group Company;

(b) any transaction with any director, officer, employee or shareholder of any Group Company with a value of RMB1,000,000 or higher;

(c) any material change to the business plan of the Group Companies (taken as a whole);

(d) any decision to proceed with an IPO, including engagement of the underwriters, intermediaries, the listing venue, timing, valuation and the stock exchange for the IPO;

(e) any change of the Principal Business as currently conducted or proposed to be conducted by the Group Companies, or any decision to cease to conduct or carry on the Principal Business of the Group Companies;

(f) any incurrence, directly or indirectly, of any guarantee, mortgage, lien or other encumbrance on any securities or assets of any Group Company or its Affiliates, except for (i) trade accounts of any Group Company or any subsidiary of it incurred in the ordinary course of business consistent with past practice, (ii) the transactions included in the budget of the Group Companies, or (iii) a single or series of transactions that may incur liabilities in aggregate on the Group Companies (taken as a whole) not exceeding 5% of the total revenue of the Group Companies (taken as a whole) in the previous fiscal year;

(g) any settlement of any material litigation or arbitration of any Group Company each with amount exceeding 5% of the total revenue of the Group Companies (taken as a whole) in the previous fiscal year;

(h) approval of any transaction with a value exceeding the annual budget by no less than 5% of the total revenue of the Group Companies (taken as a whole) in the previous fiscal year; and

(i) the adoption of the consolidated annual budget of the Group Companies, or any deviation from or amendment to such budget which exceeds 15% of the total budget amount.

NON-RECOGNITION OF TRUSTS

20.

No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

21.

The Company shall have a first and paramount lien and charge on all unpaid or partly paid shares registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other amounts payable in respect of that share.

22.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after a notice in writing has been given to the registered holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

23.

To give effect to any such sale, the Directors may authorize any person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

24.

The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

25. (a)

Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26.

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest either wholly or in part.

27.

An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

28.	The Directors may issue shares with different terms as to the amount and times of payment of calls or interest to be paid.

29.	(a)

The Directors may, if they think fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

(b)

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

30.	(a)

If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

(b)

If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited share and not paid before the forfeiture.

31.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

32.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

33.

A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the share and the person to whom the share is sold or disposed of shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

34.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

35.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

36.	(a)

Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make some person nominated by him as the transferee, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

37.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

38.	(a) Subject to the provisions of the Statute and these Articles (in particular, Article 19), the Company may by Ordinary Resolution:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)

Subject to the provisions of the Statute and these Articles (in particular, with respect to the variation of rights attached to a specific class or series of shares of the Company), the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to these Articles;

(iii)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

40.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

42.	(a)

Subject to Article 42(c) hereof, if so determined by the Board of the Directors of the Company, the Company shall hold annual general meetings and shall specify any meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	Unless required by the Statute, the Company may but shall not be obliged to hold an annual general meeting.

43.	(a)

The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the then outstanding Ordinary Shares (calculated on an as-converted basis) as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

44.

At least fourteen (14) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Article regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by 97% of the votes conferred to the Members (or their proxies) entitled to attend and vote thereat; and

(b)

in the case of any other general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding at least fifty percent (50%) of the votes conferred to the then outstanding Ordinary Shares (calculated on an as-converted basis), which shall include Zhen Fund, Hony Capital, Banyan, Hillhouse, CMC, the Majority Series D Preferred Holders and the Majority Series E Preferred Holders.

45.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

46.	(a)

No business shall be transacted at any general meeting unless a quorum of Members is present; the holders of a majority of the outstanding share capital of the Company (calculated on an as-converted basis and including the Majority Preferred Holders) shall constitute a quorum; provided that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

(b)

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

47.

A resolution (whether an Ordinary Resolution or a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

48.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum, provided that no business other than those set forth in the notice for such meeting shall be transacted at the adjourned meeting.

49.

The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

50.

If at any general meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

51.

The chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

52.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the chairman or any Member or Members present in person or by proxy collectively holding at least ten percent in nominal value of the shares entitled to attend and vote at the meeting.

53.

Subject to the provisions of these Articles, unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

54.	The demand for a poll may be withdrawn.

55.

Subject to the provisions of these Articles, except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

56.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

57.

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

58.

Except as otherwise required by law or as set forth herein, the holder of any Ordinary Shares issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Shares could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class except as otherwise provided herein. Holders of the Ordinary Shares and the Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles.

59.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

60.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

61.

No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of shares unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the general meeting whose decision shall be final and conclusive.

63.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

64.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

65.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

66.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

67.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

68.

Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

69.

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

70.

There shall be a Board consisting of not more than fifteen (15) persons (exclusive of alternate Directors). Zhen Fund shall have the right to appoint and remove one (1) director (the “Zhen Director”) as long as Zhen Fund holds no less than three percent (3%) Ordinary Shares in the Company (calculated on a fully diluted and an as-converted basis), Hony Capital shall have the right to appoint and remove one (1) director (the “Hony Director”) as long as Hony Capital holds no less than three percent (3%) Ordinary Shares in the Company (calculated on a fully diluted and an as-converted basis), Banyan shall have the right to appoint and remove one (1) director (the “Banyan Director”), Hillhouse shall have the right to appoint and remove one (1) director (the “Hillhouse Director”), CMC shall have the right to appoint and remove one (1) director (the “CMC Director”), Tiger shall have the right to appoint and remove one (1) director (the “Tiger Director”), Boyu shall have the right to appoint and remove one (1) director (the “Boyu Director”, together with the Zhen Director, the Hony Director, the Banyan Director, the Hillhouse Director, the CMC Director, and the Tiger Director, the “Investor Directors”, and each, an “Investor Director”), and HJF HoldCo shall have the right to appoint and remove eight (8) directors. Each of VMG and Hopu and, if the Company has not consummated an IPO within twelve (12) months from the date of Closing, each of WP and Carlyle shall have the right to appoint an observer (collectively, the “Observers”, and each, an “Observer”) to the Board, to attend board meetings of the Company in a non-voting observer capacity. The Company shall provide the Observers copies of all notices, minutes and materials at the same time and in the same manner as the same are provided to the Directors. The Observers shall strictly maintain the confidentiality of any and all information obtained in connection with the rights stated herein and act in a fiduciary manner with respect to all information provided, and shall not use or disclose such information for any purpose at any time. Notwithstanding anything to the contrary contained herein or elsewhere, the Observers shall be entitled to passing along the information obtained in connection with the rights stated herein to, and discussing such matters with the officers, directors, legal counsel and/or professional advisers of, their respective appointing Investor to the extent necessary, in each case only where such persons or entities are under the same confidentiality obligations as the Observers.

REMUNERATION OF DIRECTORS

71.

The remuneration to be paid to the Directors shall be such remuneration as the Board shall determine. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

72.

Subject to Article 19, the Board may award special remuneration to any Director of the Company for any service other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTERESTS

73.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

74.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

75.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

77.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

NO MINIMUM SHAREHOLDING

78.	There is no minimum shareholding required to be held by a Director.

ALTERNATE DIRECTORS

79.

Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence, provided that such alternate Director agrees to keep confidential any information so obtained. An alternate Director shall cease to be alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

POWERS AND DUTIES OF DIRECTORS

80.

Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

81.

Subject to Article 19, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

82.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

83.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

84.

Subject to Article 19, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

With	respect to Articles 85-90, subject in each case to Article 19:

85.

The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

86.

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

87.

Subject to Article 19, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Board and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors.

88.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

89.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.

PROCEEDINGS OF DIRECTORS

91.

The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors then in office, including each Investor Director. An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. If within half an hour from the time appointed for the meeting a quorum is not present due to the absence of any Investor Director, then a second Board meeting shall be scheduled to a time the same day in the next week and notice for such second Board meeting shall be duly delivered again to all Directors. If within half an hour from the time appointed for such second Board meeting, a quorum is still not present due to the absence of any Investor Director, then the Directors present at such second Board meeting shall constitute a quorum; provided that at such second Board meeting, the business not included in the notice for such second Board meeting shall not be transacted.

92.

Except as otherwise provided by these Articles, the Directors may regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote. In case of an equality of votes, the chairman shall not have a second or casting vote.

93.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director and alternate Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

94.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95.

The Directors may elect a chairman of their Board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their members to be chairman of the meeting.

96.

All acts done by any meeting of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

97.

Members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman of the meeting is at the start of the meeting.

98.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

99.

A Director, but not an alternate Director, may be represented at any meetings of the Board by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 64-67 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

100.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	if he is found a lunatic or becomes of unsound mind; or

(d)	if he is removed by a shareholder vote by the holders of the class or series of shares that originally appointed him, as set forth in Article 70.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.	The Directors of the Company may only be appointed and removed as provided in Article 70.

PRESUMPTION OF ASSENT

102.

A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

103. (a)

The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

Subject to Article 19, a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

104.

Subject to Article 19, the Directors may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Board and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

105. (a)

Subject to the Statute and Article 19, the Board, upon the approval of the Board, may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 105.

(b)

Firstly, unless and until any dividends or other distributions in like amount have been paid in full on the Series E Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, the Junior Preferred Shares or the Ordinary Shares.

(c)

Secondly, unless and until any dividends or other distributions in like amount have been paid in full on the Series E Preferred Shares and Series D Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series C Preferred Shares, Series B Preferred Shares, the Junior Preferred Shares or the Ordinary Shares.

(d)

Thirdly, unless and until any dividends or other distributions in like amount have been paid in full on the Series E Preferred Shares, Series D Preferred Shares and Series C Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Series B Preferred Shares, Junior Preferred Shares or the Ordinary Shares.

(e)

Fourthly, unless and until any dividends or other distributions in like amount have been paid in full on the Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, and Series B Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Junior Preferred Shares or the Ordinary Shares.

(f)

Fifthly, in the event that the holders of the Series E Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C Preferred Shares, and the holders of the Series B Preferred Shares have received the dividends or other like amount in accordance with the Clauses 105(b), 105(c), 105(d) and 105(e) in full, then unless and until any dividends or other distributions in like amount have been paid in full on the Junior Preferred Shares, the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Ordinary Shares.

106.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

107.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

108.

Subject to the special rights of certain class or classes or series of shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

109.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

110.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

111.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

112.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

113.

The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

114.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

115.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorized by the Directors or by the Company in general meeting.

116.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

117.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

118.

The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

119.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

120.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

121.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, shall be sent by airmail.

122.

(a) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

(b)

Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

(c)

Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

123.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

124.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

125.

Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

126.

Subject to these Articles, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

127.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, distributions to the Members of the Company shall be made in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by law):

(a)

The holders of the Series E Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series D Preferred Shares, the holders of the Series C Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Junior Preferred Shares, the holders of the Ordinary Shares or any other class or series of shares by reason of their ownership of such shares, for each Series E Preferred Share held by such holder the amount equal to the sum of (i) one hundred percent (100%) of the applicable Series E Issue Price for each Series E Preferred Share, (ii) annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued on the applicable Series E Issue Price from the Series E Original Issue Date through the date on which the applicable Series E Preference Amount has been fully paid-up, and (iii) all declared and unpaid dividends on such Series E Preferred Shares to the date fixed for such distribution (collectively, the “Series E Preference Amount”), provided that, if the Company’s assets or surplus funds are insufficient for the full payment of the Series E Preference Amount to all holders of the Series E Preferred Shares, then the remaining assets and surplus funds of the Company legally available for distribution shall be distributed ratably among the holders of Series E Preferred Shares in proportion to the aggregate Series E Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 127(a).

(b)

After setting aside or paying in full the Series E Preference Amount pursuant to Article 127(a) above, the holders of the Series D Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series C Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Junior Preferred Shares, the holders of the Ordinary Shares or any other class or series of shares by reason of their ownership of such shares, for each Series D Preferred Share held by such holder the amount equal to the sum of (i) one hundred percent (100%) of the applicable Series D Issue Price for each Series D Preferred Share, (ii) annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued on the applicable Series D Issue Price from the Series D Original Issue Date through the date on which the applicable Series D Preference Amount has been fully paid-up, and (iii) all declared and unpaid dividends on such Series D Preferred Shares to the date fixed for such distribution (collectively, the “Series D Preference Amount”), provided that, if the Company’s assets or surplus funds are insufficient for the full payment of the Series D Preference Amount to all holders of the Series D Preferred Shares, then the remaining assets and surplus funds of the Company legally available for distribution shall be distributed ratably among the holders of Series D Preferred Shares in proportion to the aggregate Series D Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 127(b).

(c)

After setting aside or paying in full the Series E Preference Amount pursuant to Article 127(a) and the Series D Preference Amount pursuant to Article 127(b) above, the holders of the Series C Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series B Preferred Shares, the Junior Preferred Shares, the Ordinary Shares or any other class or series of shares by reason of their ownership of such shares other than the Series E Preferred Shares or the Series D Preferred Shares, for each Series C Preferred Share held by such holder the amount equal to the sum of (i) one hundred percent (100%) of the applicable Series C Issue Price for each Series C Preferred Share, (ii) annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued on the applicable Series C Issue Price from the applicable Series C Original Issue Date through the date on which the applicable Series C Preference Amount has been fully paid-up, and (iii) all declared and unpaid dividends on such Series C Preferred Shares to the date fixed for such distribution (collectively, the “Series C Preference Amount”), provided that, if the Company’s assets or surplus funds are insufficient for the full payment of the Series C Preference Amount to all holders of the Series C Preferred Shares, then the remaining assets and surplus funds of the Company legally available for distribution shall be distributed ratably among the holders of Series C Preferred Shares in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 127(c).

(d)

After setting aside or paying in full the Series E Preference Amount pursuant to Article 127(a), the Series D Preference Amount pursuant to Article 127(b) and the Series C Preference Amount pursuant to Article 127(c) above, the holders of the Series B-3+ Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series B-3 Preferred Shares, the Series B-2 Preferred Shares, the Series B-1 Preferred Shares, the Junior Preferred Shares, the Ordinary Shares or any other class or series of shares by reason of their ownership of such shares other than the Series E Preferred Shares, the Series D Preferred Shares or the Series C Preferred Shares, for each Series B-3+ Preferred Share held by such holder the amount equal to the sum of (i) one hundred percent (100%) of the applicable Series B-3+ Issue Price for each Series B-3+ Preferred Share, (ii) annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued on the applicable Series B-3+ Issue Price from the Series B-3+ Original Issue Date through the date on which the applicable Series B-3+ Preference Amount has been fully paid-up, and (iii) all declared and unpaid dividends on such Series B-3+ Preferred Shares to the date fixed for such distribution (collectively, the “Series B-3+ Preference Amount”), provided that, if the Company’s assets or surplus funds are insufficient for the full payment of the Series B-3+ Preference Amount to all holders of the Series B-3+ Preferred Shares, then the remaining assets and surplus funds of the Company legally available for distribution shall be distributed ratably among the holders of Series B-3+ Preferred Shares in proportion to the aggregate Series B-3+ Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 127(d).

(e)

After setting aside or paying in full the Series E Preference Amount pursuant to Article 127(a), the Series D Preference Amount pursuant to Article 127(b) above, the Series C Preference Amount pursuant to Article 127(c) above and the Series B-3+ Preference Amount pursuant to Article 127(d) above, the holders of the Series B-3 Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series B-2 Preferred Shares, the Series B-1 Preferred Shares, the Junior Preferred Shares, the Ordinary Shares or any other class or series of shares other than the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares or the Series B-3+ Preferred Shares by reason of their ownership of such shares, for each Series B-3 Preferred Share held by such holder the amount equal to the sum of (i) one hundred percent (100%) of the applicable Series B-3 Issue Price for each Series B-3 Preferred Share, (ii) annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued on the applicable Series B-3 Issue Price from the Series B-3 Original Issue Date through the date on which the applicable Series B-3 Preference Amount has been fully paid-up, and (iii) all declared and unpaid dividends on such Series B-3 Preferred Shares to the date fixed for such distribution (collectively, the “Series B-3 Preference Amount”), provided that, if the Company’s assets or surplus funds are insufficient for the full payment of the Series B-3 Preference Amount to all holders of the Series B-3 Preferred Shares, then the remaining assets and surplus funds of the Company legally available for distribution shall be distributed ratably among the holders of Series B-3 Preferred Shares in proportion to the aggregate Series B-3 Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 127(e).

(f)

After setting aside or paying in full the Series E Preference Amount pursuant to Article 127(a), the Series D Preference Amount pursuant to Article 127(b) above, the Series C Preference Amount pursuant to Article 127(c) above, the Series B-3+ Preference Amount pursuant to Article 127(d) above and the Series B-3 Preference Amount pursuant to Article 127(e) above, the holders of the Series B-1 Preferred Shares and the Series B-2 Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Junior Preferred Shares, the Ordinary Shares or any other class or series of shares other than the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B-3+ Preferred Shares or the Series B-3 Preferred Shares by reason of their ownership of such shares, with respect to the holders of the Series B-1 Preferred Shares, for each Series B-1 Preferred Share held by such holder the amount equal to the sum of (i) one hundred percent (100%) of the applicable Series B-1 Issue Price for each Series B-1 Preferred Share, (ii) annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued on the applicable Series B-1 Issue Price from the Series B-1 Original Issue Date through the date on which the applicable Series B-1 Preference Amount has been fully paid-up, and (iii) all declared and unpaid dividends on such Series B-1 Preferred Shares to the date fixed for such distribution (collectively, the “Series B-1 Preference Amount”), with respect to the holders of the Series B-2 Preferred Shares, for each Series B-2 Preferred Share held by such holder the amount equal to the sum of (i) one hundred percent (100%) of the applicable Series B-2 Issue Price for each Series B-2 Preferred Share, (ii) annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued on the applicable Series B-2 Issue Price from the Series B-2 Original Issue Date through the date on which the applicable Series B-2 Preference Amount has been fully paid-up, and (iii) all declared and unpaid dividends on such Series B-2 Preferred Shares to the date fixed for such distribution (collectively, the “Series B-2 Preference Amount”), provided that, if the Company’s assets or surplus funds are insufficient for the full payment of the Series B-1 Preference Amount and Series B-2 Preference Amount to all holders of the Series B-1 Preferred Shares and Series B-2 Preferred Shares, then the remaining assets and surplus funds of the Company legally available for distribution shall be distributed ratably among the holders of Series B-1 Preferred Shares and Series B-2 Preferred Shares in proportion to the aggregate Series B-1 Preference Amount and Series B-2 Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 127(f).

(g)

After setting aside or paying in full the Series E Preference Amount pursuant to Article 127(a), the Series D Preference Amount pursuant to Article 127(b) above, the Series C Preference Amount pursuant to Article 127(c) above, the Series B-3+ Preference Amount pursuant to Article 127(d) above, the Series B-3 Preference Amount pursuant to Article 127(e) above and the Series B-1 Preference Amount and the Series B-2 Preference Amount pursuant to Article 127(f) above, the holders of the Junior Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares or any other class or series of shares other than the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares or the Series B Preferred Shares by reason of their ownership of such shares, for each Junior Preferred Share held by such holder the amount equal to the sum of (i) one hundred percent (100%) of the applicable Junior Preferred Issue Price for each Junior Preferred Share, (ii) annual interest calculated at a simple interest rate of ten percent (10%) per annum accrued on the applicable Junior Preferred Issue Price from the Disbursement Date through the date on which the applicable Junior Preferred Preference Amount has been fully paid-up, and (iii) all declared and unpaid dividends on such Junior Preferred Shares to the date fixed for such distribution (collectively, the “Junior Preferred Preference Amount”), provided that, if the Company’s assets or surplus funds are insufficient for the full payment of the Junior Preferred Preference Amount to all holders of the Junior Preferred Shares, then the remaining assets and surplus funds of the Company legally available for distribution shall be distributed ratably among the holders of Junior Preferred Shares in proportion to the aggregate Junior Preferred Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 127(g).

(h)

After setting aside or paying in full the Series E Preference Amount pursuant to Article 127(a), the Series D Preference Amount pursuant to Article 127(b) above, the Series C Preference Amount pursuant to Article 127(c) above, the Series B-3+ Preference Amount pursuant to Article 127(d), the Series B-3 Preference Amount pursuant to Article 127(e) above, the Series B-1 Preference Amount and the Series B-2 Preference Amount pursuant to Article 127(f) above and the Junior Preferred Preference Amount pursuant to Article 127(g), the remaining assets of the Company available for distribution to Members, if any, shall be distributed to the holders of Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each such holder on an as-converted basis.

(i)

A Trade Sale shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Article 127 and the proceeds from a Trade Sale shall be distributed to the Members in accordance with clauses (a)-(h) of this Article 127.

(j)

Notwithstanding any other provision of this Article 127, and subject to any other applicable provisions of these Articles, the Company may at any time, out of funds legally available therefor, repurchase the Ordinary Shares of the Company issued to or held by employees or officers of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement under the ESOP approved by the shareholders in accordance with the Transaction Documents and providing for such right of repurchase, and such repurchases shall not be subject to the Series E Preference Amount, the Series D Preference Amount, Series C Preference Amount, the Series B-3+ Preference Amount, the Series B-3 Preference Amount, the Series B-2 Preference Amount, the Series B-1 Preference Amount or the Junior Preferred Preference Amount.

(k)

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of the Preferred Shares and the Ordinary Shares shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board.

INDEMNITY

128.

To the fullest extent permissible under the Statute, every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability, actions, proceedings, costs, charges, losses, damages and expenses incurred by him as a result of any act or failure to act in carrying out his functions and duties on behalf of the Company other than such liability (if any) that he may incur by his own willful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

129.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

130.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

DRAG ALONG

131.	Drag Along

(a)

Drag-Along Rights. If at any time during the term of the Shareholders Agreement, (a) the holders of at least fifty percent (50%) of the Ordinary Shares (calculated on an as-converted basis) held by the holders of the Series Seed Preferred Shares (the “Majority Series Seed Preferred Holders”), (b) the holders of at least fifty percent (50%) of the Ordinary Shares (calculated on an as-converted basis) held by the holders of the Series A-1 Preferred Shares and the holders of the Series A-2 Preferred Shares (the “Majority Series A Preferred Holders”), (c) the holders of at least fifty percent (50%) of the Ordinary Shares (calculated on an as-converted basis) held by the holders of the Series B-1 Preferred Shares and Series B-2 Preferred Shares (the “Majority Series B-1 and B-2 Preferred Holders”), (d) the holders of at least fifty percent (50%) of the Ordinary Shares (calculated on an as-converted basis) held by the holders of the Series B-3 Preferred Shares (the “Majority Series B-3 Preferred Holders”), (e) the Majority Series B-3+ Preferred Holders, (f) the Majority Series C Preferred Holders, (g) the Majority Series D Preferred Holders, (h) the Majority Series E Preferred Holders, and (i) HUANG Jinfeng (together with the Majority Series Seed Preferred Holders, the Majority Series A Preferred Holders, the Majority Series B-1 and B-2 Preferred Holders, the Majority Series B-3 Preferred Holders, the Majority Series B-3+ Preferred Holders, the Majority Series C Preferred Holders, the Majority Series D Preferred Holders, and the Majority Series E Preferred Holders, the “Drag-Along Shareholders”) approve a proposed Trade Sale (a “Drag-Along Transaction”) to a bona fide third-party potential purchaser (the “Potential Purchaser”), provided that (x) the valuation of the Company that yields to each holder (or former holder) of Preferred Shares is no less than five times of Series C Issue Price per Preferred Share (as appropriately adjusted for any share splits, share divisions, share dividends, share combinations, and the like) on a fully diluted and as-converted basis then held by such holder in a transaction, and (y) such Drag-Along Transaction shall take place no earlier than three (3) years after the Series D Original Issue Date, upon written notice from such Drag-Along Shareholders requesting them to do so, each of the other shareholders (the “Dragged Shareholders”) of the Company shall (i) vote or give its written consent with respect to all the Shares held by it in the Company, and cause any director of the Company appointed by it to vote, in favor of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Transaction; (iii) transfer such percentage of securities agreed by the Drag-Along Shareholders on the same terms as the Drag-Along Shareholders in the event that a proposed Drag-Along Transaction is structured as a share transfer; and (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Transaction, including without limitation amending the then existing Restated Articles of the Company. If any Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by it in favor of such proposed Drag-Along Transaction, such Dragged Shareholder shall be obliged to purchase all the Shares held by the Drag-Along Shareholders at the price and terms offered by the Potential Purchaser. The Company shall use commercially reasonable efforts to cause all security holders of the Company to be subject to the obligations set forth in this Article 131.

Notwithstanding any provision to the contrary, the share transfer restrictions under Section 4 of Shareholders Agreement shall not apply to any transfers made pursuant to this Article 131.

(b)	Conditions. Notwithstanding anything to the contrary set forth herein, a shareholder will not be required to comply with this Article 131 in connection with any Drag-Along Transaction, unless:

(i)

any representations and warranties to be made by such shareholder in connection with the Drag-Along Transaction are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (A) the shareholder holds all right, title and interest in and to the Shares such shareholder purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the shareholder in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the shareholder have been duly executed by the shareholder and delivered to the Potential Purchaser and are enforceable (subject to customary limitations) against the shareholder in accordance with their respective terms; and (D) neither the execution and delivery of documents to be entered into by the shareholder in connection with the transaction, nor the performance of the shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the shareholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the shareholder;

(ii)

such shareholder is not required to agree (unless such shareholder is an officer or employee of any Group Company) to any restrictive covenant in connection with the Drag-Along Transaction (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Drag-Along Transaction);

(iii)

such shareholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the Potential Purchaser or their respective Affiliates, except that the shareholder may be required to agree to terminate the investment-related documents between or among such shareholder, the Company and/or other shareholders of the Company;

(iv)	such shareholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Drag-Along Transaction;

(v)

liability shall be limited to such shareholder’s applicable share (determined based on the respective proceeds payable to each shareholder in connection with such Drag-Along Transaction in accordance with Article 131(e)) of a negotiated aggregate indemnification amount that applies equally to all shareholders, which shall in no event exceed the amount of consideration otherwise payable to such shareholder in connection with such Drag-Along Transaction, except with respect to claims related to fraud by such shareholder, the liability for which need not be limited as to such shareholder;

(vi)

upon the consummation of the Drag-Along Transaction, holders of the same class or series of shares of the Company shall receive the same form of consideration for their shares of such class or series, and if any shareholders of the Company are given a choice as to the form of consideration to be received as a result of the Drag-Along Transaction, then all other shareholders of the Company will be given the same option; provided, however, that nothing in this clause (vi) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s shareholders.

(c)

Drag-Along Notice. Prior to making any Drag-Along Transaction in which the Drag-Along Shareholders wish to exercise their rights under Article 131, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed closing date of the Drag-Along Transaction (the “Drag-Along Transaction Date”). The Drag-Along Notice shall set forth: (i) the name and address of the Potential Purchaser; (ii) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by the Potential Purchaser; (iii) the Drag-Along Transaction Date; (iv) the number of Shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (v) the number of Shares of the Dragged Shareholders to be included in the Drag-Along Transaction.

(d)

Transfer Certificate. On the Drag-Along Transaction Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Shares to be included in the Drag-Along Transaction, duly endorsed for transfer with signatures guaranteed, to such Potential Purchaser in the manner and at the address indicated in the Drag-Along Notice.

(e)

Payment. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their Shares or such purchase price is made available to them as part of a Drag-Along Transaction and, in either case they fail to deliver certificates evidencing their Shares as described in Article 131, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Shares held by them, shall have no other rights or privileges as a Member. In addition, the Company shall stop any subsequent transfer of any such Shares held by such Members. The consideration received pursuant to such Drag-Along Transaction shall be distributed among the parties thereto in accordance with Article 127 (Liquidation Preference) in effect immediately prior to the Drag-Along Transaction and such Drag-Along Transaction shall be deemed to be a liquidation, dissolution or winding up within the meaning of Article 127 (Liquidation Preference).

(f)	Term. The provisions under Article 131 shall terminate upon the completion of the IPO.